Exhibit 10.44

Property Name: Camp Wisdom -BBD2-5428
Freehold Highway 9 -BBD2 -5351
Shores Village -BBD2-5468
Prepared by: CD

PARTIAL LEASE
TERMINATION AGREEMENT

THIS PARTIAL LEASE TERMINATION AGREEMENT ("Agreement") is made as of the 19th day of July, 2007 ("Effective Date"), by and between FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company ("Landlord") and BANK OF AMERICA, N.A., a national banking association ("Tenant"), with the joinder of FIRST STATES GROUP, L.P., a Delaware limited partnership.
BACKGROUND
A.Pursuant to a certain Master Lease Agreement dated as of October 1, 2004, as amended (collectively, the "Master Lease"), Landlord leased to Tenant and Tenant leased from Landlord certain "Leased Premises" (as defined in the Master Lease) including, without limitation, the Leased Premises located at (i) 600 East Camp Wisdom Road, Duncanville, Texas ("Camp Wisdom"), (ii) 3670 Route 9, Freehold, New Jersey ("Freehold Highway 9"), and (iii) 9499 NE 2nd Avenue, Miami Shores, Florida ("Shores Village", and hereinafter Camp Wisdom, Freehold Highway 9 and Shores Village shall sometimes be collectively referred to as the "Property").
B.Tenant exercised its right of first offer to purchase the Property in accordance with Article 9 of the Master Lease, and the closing on the sale of the Property from Landlord to Tenant shall occur on the Effective Date.
C.Landlord and Tenant have agreed to enter into this Agreement for the purpose of terminating the Master Lease solely as it relates to the Leased Premises located at the Property (collectively, the "Terminated Premises"), all as is more particularly described below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby, covenant and agree as follows:
1.Partial Termination of Master Lease. As of the Effective Date, the Master Lease shall terminate and be of no further force or effect solely as it relates to the Terminated Premises. Landlord and Tenant hereby confirm and agree that, notwithstanding anything contained herein to the contrary, the Master Lease is and shall remain in full force and effect with respect to all

Leased Premises other than the Terminated Premises.
2.Entire Agreement. This Agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
3.Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State in which each Property is located (as to such Property), including all matters of construction, validity and performance.
4.Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument.
5.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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IN WITNESS WHEREOF, the parties have executed this Partial Lease Termination Agreement as of the day and year first above written.

LANDLORD:

FIRST STATES INVESTORS 5200, LLC, a
Delaware limited liability company

By: /s/Glenn Blumenthal
Glenn Blumenthal
Vice President

TENANT:

BANK OF AMERICA, N.A.,
a national banking association

By: /s/ Shirley Birhullen
Name: Shirley Birhullen
Title: Assistant Vice President

FIRST STATES GROUP, L.P. hereby joins in this Partial Lease Termination Agreement for the sole purpose of acknowledging the agreements contained herein.

FIRST STATES GROUP, L.P., a
Delaware limited partnership

By: First States Group, LLC
its General Partner

By: /s/Glenn Blumenthal
Glenn Blumenthal
Executive Vice President